Exhibit 99.1

1000 Louisiana, Suite 4300 Houston, TX 77002 713.584.1000

Targa Resources Partners LP Announces Pricing of Common Units

HOUSTON, November 15, 2012—Targa Resources Partners LP (“Targa Resources Partners” or the “Partnership”) (NYSE: NGLS) announced today that it has priced an underwritten public offering of 9,500,000 common units representing limited partner interests at $36.00 per common unit. The offering is expected to close on or about November 21, 2012. The Partnership also has granted the underwriters a 30-day option to purchase up to 1,425,000 additional common units. The Partnership intends to use the net proceeds from this offering, including any net proceeds from the underwriters’ exercise of their option to purchase additional common units, to fund the Partnership’s proposed acquisition of 100% of Saddle Butte Pipeline LLC’s Williston Basin crude oil pipeline and terminal system and natural gas gathering and processing operations (the “Saddle Butte Acquisition”). Prior to funding the Saddle Butte Acquisition, the Partnership may use some or all of the net proceeds for general partnership purposes, which may include repayment of outstanding borrowings under its senior secured credit facility. If the Partnership does not complete the Saddle Butte Acquisition, the Partnership will use the net proceeds from the offering to reduce borrowings outstanding under its senior secured credit facility, for general partnership purposes including announced or potential growth capital expenditures or for potential future acquisitions.

BofA Merrill Lynch, Barclays, Citigroup, J.P. Morgan, Morgan Stanley, UBS Investment Bank, Wells Fargo Securities and RBC Capital Markets will act as joint book-running managers for the offering.

When available, copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained free of charge by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov or from the underwriters as follows:

•	BofA Merrill Lynch, Attention: Prospectus Department, 222 Broadway, New York, NY 10038. By email at dg.prospectus_requests@baml.com;

•	Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Ave. Edgewood, NY 11717. By email at barclaysprospectus@broadridge.com, or Toll-Free: (888) 603-5847;

•	Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Ave. Edgewood, NY 11717. By email at batprospectusdept@citi.com, or Toll-Free: (800) 831-9146;

•	J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, NY 11717. Toll-Free: (866) 803-9204;

•	Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, Email: prospectus@morganstanley.com, or Toll-Free: (866) 718-1649;

•	UBS Investment Bank, Attention: Prospectus Dept., 299 Park Avenue, New York, NY 10171. Toll-Free: (877) 827-6444, ext. 561 3884;

•	Wells Fargo Securities, Attention: Equity Syndicate Dept., 375 Park Avenue, New York, NY 10152. Email: cmclientsupport@wellsfargo.com, or Toll-Free (800) 326-5897; or

•	RBC Capital Markets, LLC, Attn: Prospectus Department, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281-8098. By telephone (877) 822-4089.

The common units were offered and sold pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement.

About Targa Resources Partners

Targa Resources Partners is a publicly traded Delaware limited partnership that is a leading provider of midstream natural gas and natural gas liquid services in the United States. The Partnership is engaged in the business of gathering, compressing, treating, processing and selling natural gas; storing, fractionating, treating, transporting and selling natural gas liquids, or NGLs, and NGL products; and storing and terminaling refined petroleum products and crude oil. The Partnership owns an extensive network of integrated gathering pipelines and gas processing plants and currently operates along the Louisiana Gulf Coast primarily accessing the onshore and near offshore region of Louisiana, the Permian Basin in West Texas and Southeast New Mexico and the Fort Worth Basin in North Texas. Additionally, the Partnership’s logistics and marketing assets are located primarily at Mont Belvieu and Galena Park near Houston, Texas and in Lake Charles, Louisiana with terminals and transportation assets across the United States. Targa Resources Partners is managed by its general partner, Targa Resources GP LLC, which is indirectly wholly owned by Targa Resources Corp.

Targa Resources Partners’ principal executive offices are located at 1000 Louisiana, Suite 4300, Houston, Texas 77002 and its telephone number is 713-584-1000.

Forward-Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside Targa Resources Partners’ control, which could cause results to differ materially from those expected by management of Targa Resources Partners. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas and natural gas liquids, the timing and success of business development efforts; and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2011 and other reports filed with the Securities and Exchange Commission. Targa Resources Partners undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor contact:

713-584-1133

Matt Meloy

Senior Vice President, Chief Financial Officer and Treasurer

Joe Brass

Director, Finance